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                                                                    EXHIBIT 99

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                                               NEWS


          K-TRON INTERNATIONAL, INC.
          ROUTES 55 & 553, PO BOX 888
          PITMAN, NJ 08071-0888
[Logo]    (856) 589-0500
          FAX (856) 582-7968
          WWW.KTRON.COM
          E-MAIL: KTII@KTRON.COM

For Release:   Immediately

Contact:       Ronald Remick, Senior Vice President and Chief Financial Officer
               Tel: (856) 256-3311          E-mail: remick@ktron.com


                        K-TRON APPOINTS KPMG LLP TO SERVE
                        AS INDEPENDENT PUBLIC ACCOUNTANTS

PITMAN, NEW JERSEY - - JUNE 24, 2002 - - K-Tron International, Inc. (NASDAQ-KTII) announced today that its Board of Directors has appointed KPMG LLP to serve as the Company's independent public accountants for 2002, replacing Arthur Andersen LLP ("Andersen"). The decision to change independent public accountants was not a reflection of Andersen's quality of service to K-Tron, and there were no disagreements with Andersen on any accounting, auditing or disclosure matters while Andersen was the Company's independent public accountants.

K-Tron International, Inc. and its subsidiaries design, produce, market and service gravimetric and volumetric feeders, pneumatic conveying systems and related equipment for processing bulk solids in a wide variety of manufacturing processes. K-Tron has manufacturing facilities in the United States, Switzerland, the United Kingdom and Canada, and its equipment is sold throughout the world.

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